                          DEVELOPMENT AND USE AGREEMENT

                            BUDDHIST MEMORIAL COMPLEX

                                       IN

                            ROSE HILLS MEMORIAL PARK
                              WHITTIER, CALIFORNIA

                                TABLE OF CONTENTS

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
                                                                                                                 Page
                                                                I

                                                     RECITALS...................................................  1

         1.1           Property.................................................................................  1
         1.2           Memorial Complex.........................................................................  1
         1.3           Adjacent Site............................................................................  1

                                                                II

                                                    DEFINITIONS.................................................  1

         2.1           General..................................................................................  1
         2.2           Architect................................................................................  1
         2.3           Applicable Law...........................................................................  2
         2.4           Completion of Construction; Completion Date..............................................  2
         2.5           Construction Schedule....................................................................  2
         2.6           Contractor...............................................................................  2
         2.7           Drawings & Specifications................................................................  2
         2.8           Event of Default.........................................................................  2
         2.9           Work.....................................................................................  2

                                                               III

                                              CONSTRUCTION COVENANTS............................................  2

         3.1           Time and Efforts.........................................................................  2
         3.2           Force Majeure............................................................................  3
         3.3           Construction.............................................................................  3
         3.4           Drawings and Specifications..............................................................  3
         3.5           Construction Information.................................................................  3
         3.6           Inspections..............................................................................  4
         3.7           Liens and Stop Notices...................................................................  4
         3.8           Delay....................................................................................  5
         3.8           Correction of Defects....................................................................  5

                                                                IV

                                            CONSTRUCTION OF THE COMPLEX.........................................  5

         4.1           Condition of Site; Initial Site Improvements.............................................  5
         4.2           Temple's Construction Responsibilities...................................................  5
         4.2.1         General..................................................................................  5
         4.2.2         Compliance with Applicable Laws..........................................................  6
         4.3           Design of the Complex....................................................................  6
         4.3.1         Approval of Preliminary Plans and Specifications.........................................  6

         4.3.2         Approval of Drawings and Specifications..................................................  6
         4.3.3         Approval of Changes......................................................................  7
         4.4           Resolution of Objections to Design.......................................................  7
         4.5           Construction of the Complex..............................................................  7
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                                                               -i-

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

         4.5.1         Construction Documents...................................................................  7
         4.5.2         Approval of the Construction Documents...................................................  7
         4.5.3         Selection of General Contractor..........................................................  8
         4.5.4         Approval of the Contractor Agreement.....................................................  8
         4.5.5         Approval of Changes......................................................................  8
         4.6           Government Approvals.....................................................................  8
         4.7           Payment of Costs.........................................................................  9
         4.7.1         Payment of Construction Costs............................................................  9
         4.7.2         Payment for Interment Rights.............................................................  9
         4.7.3         Restoration Costs........................................................................  9
         4.7.4         Payment of Other Costs...................................................................  9
         4.8           Notice of Nonresponsibility..............................................................  9
         4.9           Liens.................................................................................... 10

                                                                V

                                             OWNERSHIP OF THE COMPLEX........................................... 10

         5.1           Title.................................................................................... 10
         5.2           Utilities................................................................................ 10
         5.3           Taxes.................................................................................... 10
         5.3.1         Real Property Taxes...................................................................... 10
         5.3.2         Personal Property Taxes.................................................................. 10

                                                                VI

                                   OWNERSHIP OF INTERMENT RIGHTS IN THE COMPLEX................................. 10

         6.1           Exclusive Ownership Rights............................................................... 10
         6.2           Certificate of Ownership................................................................. 10
         6.3           Sales.................................................................................... 11
         6.4           Donations................................................................................ 11
         6.7           Recordkeeping............................................................................ 11
         6.8           Employees................................................................................ 11

                                                               VII

                                                USE OF TEE COMPLEX.............................................. 12

         7.1           Rights to Use; Term...................................................................... 12
         7.2           Use...................................................................................... 12

         7.3           Conditions of Use........................................................................ 12
         7.4           Access................................................................................... 12
         7.5           Inurnments............................................................................... 12
         7.6           Other Interments......................................................................... 12
         7.7           Recordkeeping............................................................................ 13
         7.8           Funeral Services......................................................................... 13
         7.9           Liaison.................................................................................. 13
         7.10          Employees................................................................................ 13
         7.11          Quiet Possession......................................................................... 14
         7.12          Rules and Regulations.................................................................... 14

                                                               VIII

                                            MAINTENANCE OF THE COMPLEX.......................................... 15

         8.1           Association's Duties..................................................................... 15
         8.2           Temple's Duties.......................................................................... 15
         8.3           Failure to Perform Duties................................................................ 15
         8.4           Alterations And Additions................................................................ 15

                                                                IX

                                          OPTION CONCERNING ADJACENT SITE....................................... 16

         9.1           Option to Acquire........................................................................ 16
         9.2           Exercise of Option....................................................................... 16
         9.3           Option Price............................................................................. 16
         9.4           Revenue Sharing Upon Option Lapse........................................................ 16
         9.5           Temporary Use of Adjacent Site........................................................... 16
         9.6           Offsite Improvements..................................................................... 16
         9.7           Construction of Addition to Complex...................................................... 16
         9.8           Exclusive Interment and Use of Rights.................................................... 16

                                                                 X

                                                 EVENTS OF DEFAULT.............................................. 17

         10.1          Notification of Default.................................................................. 17
         10.2          Events of Default........................................................................ 17
                       (a)          Payment..................................................................... 17
                       (b)          Representations and Warranties.............................................. 17
                       (c)          Expiration of Permits....................................................... 17
                       (d)          Encumbrances................................................................ 17
                       (e)          Construction................................................................ 17
                       (f)          Destruction of the Complex.................................................. 17
                       (g)          Liens or Stop Notices....................................................... 17
                       (h)          Bankruptcy.................................................................. 18

                       (i)          Violation of Association Rules and
                                    Regulations................................................................. 18

                                                                XI

                                                RIGHTS UPON DEFAULT............................................. 18

         11.1          Right to Cure............................................................................ 18
         11.2          Legal and Equitable Relief............................................................... 18
         11.3          Costs of Cure............................................................................ 18
         11.4          Replacement of Temple.................................................................... 19
         11.5          Cessation of Construction................................................................ 19
         11.6          Estoppel Certificate..................................................................... 19
         11.7          Termination.............................................................................. 19
         11.8          Remedies Cumulative...................................................................... 19
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                                                              -iii-



                                                               XII

                                              INDEMNITY AND INSURANCE........................................... 20

         12.1          Indemnity................................................................................ 20
         12.2          Insurance................................................................................ 20
         12.3          Liability Insurance...................................................................... 20
         12.4          Certificates of Insurance................................................................ 21

                                                               XIII

                                          REPRESENTATIONS AND WARRANTIES........................................ 21

         13.1          By Temple................................................................................ 21
         13.1.1        Workmanlike Construction................................................................. 21
         13.1.2        Organization of Temple................................................................... 21
         13.1.3        Authorization Relative to this Agreement................................................. 21
         13.2          Term..................................................................................... 22
         13.3          Assignment of Other Warranties........................................................... 22
         13.4          By Association........................................................................... 22

                                                               XIV

                                                      NOTICES................................................... 22

         14.1          Addresses................................................................................ 22
         14.2          Receipt.................................................................................. 23

                                                                XV


                                                DISPUTE RESOLUTION.............................................. 23

         15.1          Mandatory Arbitration.................................................................... 23
         15.2          Selection of Arbitrators................................................................. 23
         15.3          Rules of Arbitration..................................................................... 23
         15.4          Allocation of Costs...................................................................... 23
         15.5          Commencement of Arbitration.............................................................. 23
         15.6          Counsel.................................................................................. 23
         15.7          Ex Parte Contacts........................................................................ 23
         15.8          Decisions................................................................................ 23
         15.9          Applicable Law and Procedure............................................................. 24
         15.10         Experts and Consultants.................................................................. 24

                                                               XVI

                                             MISCELLANEOUS PROVISIONS........................................... 24

         16.1          Compliance with Law...................................................................... 24
         16.2          Binding Effect........................................................................... 24
         16.3          Consent.................................................................................. 24
         16.4          Remedies................................................................................. 24
         16.5          Non-Waiver............................................................................... 24
         16.6          Attorneys' Fees.......................................................................... 24
         16.7          Gender and Number........................................................................ 25
         16.8          Entire Agreement......................................................................... 25
         16.9          Captions................................................................................. 25
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                                                               -iv-


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
         16.10         Governing Law............................................................................ 25
         16.11         Partial Invalidity....................................................................... 25
         16.12         Amendments............................................................................... 25
         16.13         Counterparts............................................................................. 25
         16.14         Time of Essence.......................................................................... 25
         16.15         Negation of Partnership.................................................................. 25
         16.16         Designated Representatives............................................................... 25
         16.17         Assignment............................................................................... 26
         16.18         Claims................................................................................... 26
         16.19         Memorandum of Agreement.................................................................. 26

                            BUDDHIST MEMORIAL COMPLEX

                          DEVELOPMENT AND USE AGREEMENT

                                     BETWEEN

                      ROSE HILLS MEMORIAL PARK ASSOCIATION

                                       AND

                     INTERNATIONAL BUDDHIST PROGRESS SOCIETY

                                      DATED

                                  MARCH 1, 1994

                            BUDDHIST MEMORIAL COMPLEX
                          DEVELOPMENT AND USE AGREEMENT

                  This BUDDHIST MEMORIAL COMPLEX DEVELOPMENT AND USE AGREEMENT (The "Agreement") is made and entered into as of 1st day of March, 1994, by and between Rose Hills Memorial Park Association, a California nonprofit mutual benefit corporation ("Association"), and the International Buddhist Progress Society, a California nonprofit religious corporation ("Temple"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth in this Agreement.

                                        I

                                    RECITALS

                  1.1 Property. Association is the owner of those certain premises (the "Property") consisting of the real property described in Exhibit "A" attached hereto (the "Site") on which a columbarium and related facilities (the "Buddhist Memorial Complex" or "Complex") are to be constructed in accordance with this Agreement. The Property is located within the larger cemetery commonly known as Rose Hills Memorial Park (Whittier, California) (the "Memorial Park").

                  1.2 Memorial Complex. Temple and Association desire to memorialize their agreement regarding the construction and future use of the Buddhist Memorial Complex on the Site. The development, construction and use of the Buddhist Memorial Complex are governed by this Agreement. The concept drawings with respect to the Complex that have been prepared as of the date of this Agreement are attached hereto as Exhibit "B".

                  1.3 Adjacent Site. Adjacent to the Site is additional undeveloped real property owned by Association (the "Adjacent Site") as to which Temple is acquiring certain options and rights under this Agreement. The adjacent Site is described in Exhibit "C" attached hereto.

                                       II

                                   DEFINITIONS

                  2.1 General. Unless otherwise stated, words and phrases used herein having a particular meaning under Division 7 of the California Health & Safety Code (Sections 7000 et seq.) shall have that meaning. Otherwise, capitalized terms used herein have the meanings specified in this Article II or elsewhere in this Agreement.

                  2.2 Architect. The primary architect to be employed or used in connection with the planning and constructing of the Complex, to be selected by Temple with the approval of Association.

                  2.3 Applicable Law. All building codes, zoning ordinances, laws, statutes, orders, writs, ordinances, rules and regulations of any federal, state, county or city, or if any division, agency bureau, court, commission or department thereof, or of any public officer or official, having jurisdiction over or with respect to the Property. This includes, but is not limited to, the Private and Community Mausoleum and Columbarium Law, California Health & Safety Code Sections 9501 et seq., as amended.

                  2.4 Completion of Construction; Completion Date. The construction of the Complex shall be deemed to be completed after the Architect issues its certificate of substantial completion for the Complex (the "Completion of Construction"). The "Completion Date" shall be the date on which the certificate of occupancy is issued, or the date the Architect issues such Certificate, whichever is earlier.

                  2.5 Construction Schedule. A construction progress schedule, in a form acceptable to Association, showing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule, together with such updates thereof as Association may request.

                  2.6 Contractor. Each contractor, subcontractor and supplier of materials and services (excluding the Architect) to be employed or used in connection with the construction of the Complex.

                  2.7 Drawings & Specifications: The final plans and specifications for construction of the Complex, prepared by the Architect and approved as required herein, as the same may be amended in accordance with this Agreement, all as contemplated by Paragraph 4.3.2.

                  2.8 Event of Default. Any one of the events of default specified in Article X.

                  2.9 Work. The performance of the planning, design, construction management, construction, installation, administration, and all other services required by this Agreement, whether completed or partially completed, in connection with the development, design and construction of the Complex and shall include all labor, materials, equipment and services provided or to be provided by either Temple or any contractor to fulfill its obligations hereunder.

                                       III

                             CONSTRUCTION COVENANTS

                  3.1 Time and Efforts. Temple shall devote, and shall cause the Contractors to devote, such time, effort and skill to the Complex as may be necessary for the efficient and successful performance of the Work. As expeditiously as possible, Temple shall cause construction of the complex to be commenced, thereafter shall cause such construction to be diligently prosecuted to completion, and shall cause the same to be completed, within eighteen (18) months after the date of the completion of the finished lot by Association (as provided in paragraph 4.1) and the issuance of all required permits, but in no event later than three and one-half years from the execution of this Agreement. Association shall promptly perform its obligations under this Agreement so as not to prevent Temple's timely construction of the Complex.

                  3.2 Force Majeure. Notwithstanding the provisions of Paragraph 3.1, the time set forth for the completion of the Complex under this Agreement shall be extended for such additional periods of time as Temple's performance is prevented or reasonably delayed due to strikes, lockouts, unavailability of materials, acts of governmental agencies, acts of God, riots, civil insurrection, abnormal force of elements or any other similar event that is beyond the control of Temple; provided, however, that in no event shall any extension be deemed to have occurred unless Temple shall have given notice to Association, within twenty-five (25) days after the occurrence of the event, setting forth the facts giving rise to the extension. Temple shall give prompt written notice to Association of the cessation of the event or condition giving rise to such delay.

                  3.3 Construction. Temple shall cause the Complex to be constructed in a good and workmanlike manner according to the Drawings and Specifications and the recommendation of any soils or engineering reports prepared in connection with the construction or financing of the Complex. In causing the construction of the Complex, Temple shall comply with all Applicable Laws. If necessary, the Drawings and Specifications shall be modified to comply with the Applicable Laws, subject to the provisions of Paragraph 4.4.3.

                  3.4 Drawings and Specifications. There shall be no material change, amendment or modification of the Drawings and Specifications without the prior approval of Association as provided in Paragraph 4.3.3.

                  3.5 Construction Information. Association shall have the right to obtain information regarding the construction of the Complex, and to take action with respect thereto, as follows:

                           3.5.1 From time to time, and within ten (10) days
                  after receipt from Association of a request therefor, Temple shall deliver to Association (a) a list of Contractors, stating the name, address, and telephone number or each Contractor, the dollar amount of each contract and subcontract, and the portion thereof paid through the date of such list, together with copies of each contract and subcontract identified therein and all amendments thereto, (b) a Construction Schedule and (c) with respect to any item designated above that has been previously delivered, such updates thereof as Association may request.

                           3.5.2 Association is expressly authorized to contact
                  any Contractor, and at all reasonable times to enter the Property and inspect the Complex and Work of construction, in order to verify information disclosed pursuant to this paragraph or for any other purpose related to Association's interests.

                  3.6 Inspections. Temple shall permit Association to make inspections and to obtain other information related to the Complex, as follows:

                           3.6.1 Association shall have the right at all
                  reasonable times to enter upon the Property, to inspect the Complex and all materials to be used in the construction thereof, and to examine the Drawings and Specifications and all shop drawings that may be kept at the construction site. Temple shall cooperate with Association and shall cause the Contractors to cooperate with Association toward that end.

                           3.6.2 Association is under no duty to supervise or to
                  inspect the Work of construction or any books, record or other documents. Association's failure to inspect, discover or disclose any information available to Association in connection with any such inspection shall not constitute a waiver of any of Association's rights hereunder. Association's inspection not followed by notice of an Event of Default shall not constitute a waiver of any Event of Default then existing. Any such inspection by Association shall be for the sole purpose of protecting the Property of Association, and shall in no way be construed as a representation, warranty or acknowledgement by Association that there has been or will be compliance with the Drawings and Specifications or that construction is or will be free from faulty materials or workmanship.

                  3.7 Liens and Stop Notices. If any claim of lien is recorded that affects the Property or Complex or a bonded stop notice is served upon Temple that affects the Property or Complex, Temple shall, within twenty (20) days after such recording or service, or within five (5) days after Association's demand, whichever first occurs, (a) pay and discharge the same,
(b) effect the release thereof by recording and delivering to Association a surety bond in form and amount satisfactory to Association or (c) provide Association with other assurance that Association, in its sole discretion, deems to be satisfactory for the payment of such lien or bonded stop notice and for the full and continuous protection of Association from the effect thereof.

                  3.8 Delay. Temple shall promptly notify Association in writing of any event causing delay or interruption of the construction or its timely completion. The notice shall specify the particular work delayed, and the cause and expected period of each delay.

                  3.8 Correction of Defects. Upon demand by Association, Temple shall correct any defect in the Complex or any departure from the Drawings and Specifications not approved by Association.

                                       IV

                           CONSTRUCTION OF THE COMPLEX

                  4.1 Condition of Site; Initial Site Improvements. Association shall deliver control of the Site to Temple, prior to the commencement of the Work, in the condition as a "finished lot," including without limitation, all required on-site and off-site improvements (see Exhibit "D" for location) such as paved access roads (at least 24 feet wide), water, sewer (by septic tank), electrical power, telephone, gas, drainage improvements, landscape, street lights, curbs and gutters, and rough grading, so as to permit the construction of the Complex by Temple without further material site improvements. Temple shall pay (or on demand reimburse Association for) the cost of site improvements contemplated by this Paragraph 4.1 up to a maximum amount of six hundred fifty thousand dollars ($650,000.00) (see Exhibit "E" for estimated cost breakdown). No payment shall be required until such time as all required permits for the construction of the Complex have been issued. Thereafter, payment shall be made on a progress basis as the work specified in this paragraph 4.1 is performed.

                  4.2      Temple's Construction Responsibilities.

                           4.2.1 General. Subject to the terms and conditions of
                  this Agreement, Temple agrees (a) to provide a construction manager, the Architect and a "General Contractor" (as defined in Paragraph 4.5.3) for the construction of the Complex, (b) to cause the prime Contractor and the Architect to provide all planning, labor, materials and equipment, and to do all other things, necessary for the proper construction and lien-free completion of the Work involved in constructing the Complex and (c) to administer the same in accordance with the requirements of this Agreement. The Work shall be accomplished pursuant to the Drawings and Specifications approved by the Association, the Architect and Temple, in the manner described in Paragraphs 4.3.2 and 4.4.

                           4.2.2 Compliance with Applicable Laws. In overseeing
                  the Work, Temple shall use its best efforts to comply, and shall cause its agents and Contractors to comply, with all Applicable Laws and lawful orders of any public authority having jurisdiction over the Complex or any portion thereof. Temple shall use its best efforts to cause to be erected and maintained, as required by existing conditions and progress of the Work, all necessary safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying owners and users of properties adjacent to the Property. When the use or storage of hazardous materials or equipment is necessary for the execution of the Work, Temple shall use its best efforts to cause the Contractor to exercise the utmost care and to carry on such activities under the supervision of properly qualified personnel. Temple shall provide, or cause its agents to provide, security fencing (or such other security measures as Temple deems necessary or appropriate in its reasonable discretion) to exclude trespassers, vandals and thieves.

                  4.3      Design of the Complex.

                           4.3.1 Approval of Preliminary Plans and
                  Specifications. As expeditiously as possible, Temple shall cause to be prepared and delivered to Association preliminary plans and specifications for the Complex. Association, acting through its "Designated Representative," as defined in Paragraph 16.16, shall have the right to reasonably approve such preliminary plans and specifications for the Complex, or to deliver to Temple its specific objections to such preliminary plans and Specifications, together with its proposed solution to each objection. If Association fails to approve or object to any preliminary plans and specifications within fifteen (15) days after such preliminary plans and specifications are delivered to Association, then Association shall be deemed to have approved such preliminary plans and specifications. Temple, Association and the Architect shall cooperate in good faith to resolve any objections as expeditiously as possible.

                           4.3.2 Approval of Drawings and Specifications. As
                  expeditiously as possible following the approval of the preliminary plans and specifications for each component of the Complex, Temple shall cause to be prepared and delivered to Association copies of final plans, specifications and working drawings (based on the approved preliminary plans) covering the construction of the Complex (collectively, the "Drawings and

                  Specifications"). Association shall have the right to reasonably approve the Drawings and Specifications or deliver to Temple its specific objections to them, together with its proposed solution to each objection. If Association fails to approve or object to any Drawings and Specifications within fifteen (15) days after such Drawings and Specifications are delivered to Association, then Association shall be deemed to have approved of such Drawings and Specifications.

                           4.3.3 Approval of Changes. After the Drawings and
                  Specifications have been approved, Association shall have the right to reasonably approve any material additions, deletions or other modifications made to the Drawings and Specifications or deliver to Temple its specific objections to such modifications, together with its proposed solution to each objection. If Association fails to approve or object to any such modifications to the Drawings and Specifications within seven (7) business days after such modifications are delivered to Association, then Association, shall be deemed to have approved such modifications. Any objections to such modifications not resolved cooperatively by the parties shall be resolved in accordance with the provisions of Paragraph 4.4.

                  4.4 Resolution of Objections to Design. If any objections are made by Association to the Drawings and Specifications or any modification thereto, and such objections are not resolved cooperatively by Association, Temple and the Architect within fifteen (15) days after the last day for making such objections as provided in Paragraph 4.3.2 or Paragraph 4.3.3, as the case may be, then the Architect shall determine a resolution that shall be binding upon Association and Temple.

                  4.5      Construction of the Complex.

                           4.5.1 Construction Documents. As expeditiously as
                  possible following the approval of the Drawings and Specifications, Temple shall cause detailed construction documents, as defined in AIA Standard Form Document No. B-141, for the Complex (the "Construction Documents") to be prepared by the Architect as a logical evolution of the Drawings and Specifications and delivered to Association.

                           4.5.2 Approval of the Construction Documents.
                  Association shall have the right to reasonably approve the Construction Documents or deliver to Temple its specific objections to such Construction Documents, together with its proposed solution to each objection. If Association fails to approve or object to the Construction Documents within fifteen

                  (15) business days after the Construction Documents are delivered, then Association shall be deemed to have approved the Construction Documents. If any objections are made by Association to the Construction Documents, and such objections are not resolved cooperatively by Association, Temple and the Architect within fifteen (15) days after the last day for making such objections as provided above, then the Architect shall determine a resolution that shall be binding upon Association and Temple.

                           4.5.3 Selection of General Contractor. As
                  expeditiously as possible following the approval of the Construction Documents, Temple shall bid the same and enter into an agreement (the "Contractor Agreement") for the construction of the Complex with a licensed general contractor (the "General Contractor"). The contract need not be awarded to the lowest bidder, the parties being agreed that Temple may consider other relevant factors in addition to price, such as the experience and financial strength of the Contractor. The Contractor Agreement shall be a cost-of-the-work, with a guaranteed maximum, for a contract. Temple shall deliver to Association a copy of the Contractor Agreement within a reasonable time thereafter.

                           4.5.4 Approval of the Contractor Agreement.
                  Association shall have the right to reasonably approve the Contractor Agreement or deliver to Temple its specific objections to the Contractor Agreement, together with its proposed solution to each objection. If Association fails to approve or object to the Contractor Agreement within fifteen
                  (15) business days after it is delivered, then Association shall be deemed to have approved the Contractor Agreement. If any objections are made by Association to the Contractor Agreement and such objections are not resolved cooperatively by Association, Temple and the Architect within fifteen (15) days after the last day for making such objections as provided above, then the Architect shall determine a resolution that shall be binding upon Association and Temple.

                           4.5.5 Approval of Changes. Once approved, neither the
                  identity of the General Contractor, the provisions of the Contractor Agreement nor the provisions of the Construction Documents shall be changed without the prior written consent of the Association, which consent shall not be unreasonably withheld.


                  4.6 Government Approvals. As expeditiously as possible, Association shall process and obtain all licenses, permits, approvals or other governmental authorizations that may be required for the performance of the Work. This includes, but is not limited to, those required by the Private and Community

Mausoleum and Columbarium Law, California Health & Safety Code Sections 9501 et seq. The Temple shall be responsible for all costs of obtaining same, except the labor cost of Association personnel.

                  4.7      Payment of Costs.

                           4.7.1 Payment of Construction Costs. Temple shall pay
                  all costs relating to the Work on the Complex. As provided in Paragraph 4.1, Temple also shall contribute to costs required for the related infrastructure including, but not limited to, road and bridge improvements, sewer, water and power lines, street lighting, landscaping, and installation of the foliage screen between the Property and adjacent residential areas, up to the sum of six hundred fifty thousand dollars ($650,000.00).

                           4.7.2 Payment for Interment Rights. Temple shall pay
                  Association eight hundred seventy-five thousand dollars ($875,000.00) for all interment rights associated with the Site. Of this sum, Temple shall pay Association one hundred thousand dollars (S100,000.00) upon the execution of this Agreement. The balance of seven hundred seventy-five thousand dollars ($775,000.00) shall be paid, without interest, as follows:

                           (a) Subject to Paragraph 4.7.2(b), Temple shall pay
                  Association ten percent (10%) of gross revenue received by Temple from the sale of niches in the Complex, commencing with the Completion Date and completion of the first sale of a niche.

                           (b) If any balance shall be outstanding on the
                  seventh (7th) anniversary of the Completion Date, such amount shall be paid in full on January 1, 2003.

                           4.7.3 Restoration Costs. Temple shall deposit moneys
                  in an Association trust account for each stage of development of the Complex sufficient to provide reasonable funds for restoring the Site to "finished lot "status", as provided in Exhibit "F" attached hereto. All funds deposited shall be released back to Temple upon the completion of construction.


                           4.7.4 Payment of Other Costs. Association shall
                  not be responsible for any costs related to Work or Complex unless otherwise provided herein.

                  4.8 Notice of Nonresponsibility. Association shall post and record a Notice of Nonresponsibility, in the manner provided in Civil Code
Section 3094.

                  4.9 Liens. Temple shall promptly notify Association of any liens, claim of lien, encumbrance or charge placed or filed upon or against the Complex, any part thereof or the income therefrom, of which Temple has knowledge.

                                        V

                            OWNERSHIP OF THE COMPLEX

                  5.1 Title. Fee title to the Property shall be held solely in the Association's name and Temple shall have no interest therein, except as otherwise provided in this Agreement. The Property includes all structures within the Complex and all improvements to and on the Site.

                  5.2 Utilities. Temple shall pay for all water, sewer, gas, heat, electricity, telephone, air conditioning and other utilities and services supplied to the Complex. Whenever reasonably practical in the circumstances, Association and Temple will arrange for direct, separate metering of such utilities as delivered to the Complex.

                  5.3      Taxes.

                           5.3.1 Real Property Taxes. Association shall pay
                  prior to delinquency all real property taxes, if applicable, with respect to the Property. As used herein, the term "real property taxes" shall include any form of real estate tax (other than inheritance, income or estate taxes) imposed on the Property as against any legal or equitable interest of Association in the Property.

                           5.3.2 Personal Property Taxes. Temple shall pay prior
                  to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Temple contained in the Complex, if applicable.

                                       VI

                  OWNERSHIP OF INTERMENT RIGHTS IN THE COMPLEX

                  6.1 Exclusive Ownership Rights. Temple shall have the

exclusive ownership of all interment rights associated with the Site, including the right to resell niches to members of the public. Notwithstanding the termination of this Agreement, the interred remains and inurned ashes within the Property shall not be disturbed, unless required by California Health and Safety Code Sections 7500 et seq.

                  6.2 Certificate of Ownership. Association and Temple shall jointly issue and deliver a Certificate of Ownership to the purchaser of each niche within the Complex, substantially in the same form as Exhibit "I" attached hereto.

                  6.3 Sales. In addition to payments under Paragraph 4.7.2(a), Temple shall pay Association the following amounts as revenue from the sale of niches is received by Temple:

                           (a) With respect to the first five thousand
                  (5,000) niches in the Complex sold, seventy-five dollars ($75.00) per niche.

                           (b) Thereafter, fifty dollars ($50.00) per niche.

                  6.4 Donations. Temple will be permitted to donate up to thirty
(30) niches each year to "needy" families. Such determination shall be within Temple's sole discretion. Association will not receive a fee for any niche so donated.

                  6.5 Endowment Fund. Association shall establish a Special Care Fund within its irrevocable Endowment Care Fund in accordance with the provisions of the California Health and Safety Code Sections 8725 et seq. (the "Fund") for the exclusive benefit of the Complex. For each niche sold, at the time of sale Temple shall deposit into the Fund the sum of sixty dollars ($60.00) or that sum required under current Applicable Law, whichever is greater. Association shall pay for the care on donated niches.

                  6.6 Accounting. Temple shall render to Association quarterly statements of the number of niches sold or donated, in a form acceptable to Association. The statement shall be delivered to Association within twenty (20) days after the end of each calendar quarter. Temple also shall deliver to Association annual sales reports with respect to the Complex, in form and substance acceptable to Association, within ninety (90) days after the end of each calendar year during which this Agreement is in effect.

                  6.7 Recordkeeping. Temple shall establish, maintain and supervise at the Complex such full and accurate bookkeeping and other recordkeeping as shall be necessary to allow Association to audit such books and records and to provide Association information necessary in order for Association to keep such books and accounts as required by Applicable Law.

Association shall have the right to inspect such records and audit the statements required by Paragraph 6.6 during Association's operating hours. Such proper records shall be kept for a period of ten (10) years after the termination of this Agreement or a full and accurate Copy of such records shall be provided to Association.

                  6.8 Employees. Temple shall select, hire, pay, discharge, direct and supervise all employees necessary to the efficient marketing of niches within the Complex, in accordance herewith. None of such employees shall be on Association's payroll, and Association shall not be liable to such employees for their wages or other compensation. Temple will, in the hiring of such employees, use care to select qualified, competent and trustworthy personnel. Temple shall procure and maintain adequate worker's compensation, disability and other insurance and fringe benefits, as may be customary or as may be required by Applicable Law, in the name of and at the expense of Temple, covering all of the aforesaid employees.

                                       VII

                               USE OF TEE COMPLEX

                  7.1 Rights to Use; Term. In consideration of the performance of this Agreement and of the construction of the Complex by Temple, upon the Completion Date, and until or unless this Agreement is terminated pursuant to paragraph 11.7, Temple shall have the exclusive right to use the Complex for the purposes herein designated. Notwithstanding the termination of this Agreement, the interred remains and inurned ashes within the Property shall not be disturbed, unless required by California Health and Safety Code Sections 7500 et seq.

                  7.2 Use. The Complex shall be used and occupied only for a columbarium and any other uses that are reasonably related or comparable thereto, including religious ceremonies, and for no other purpose. Temple shall not use or permit the use of the Complex in any manner that will tend to create waste or a nuisance. Association and Temple shall cooperate in scheduling of the use of Association's assembly hall and chapel located outside of the Complex, which Temple shall have the non-exclusive right to use as needed.

                  7.3 Conditions of Use. The Complex and its use are governed by the provisions of this Agreement as well as any reasonable rules and regulations promulgated by Association. The parties anticipate that the Complex will include a small assembly hall/chapel and pagoda.

                  7.4 Access. Temple will maintain and permit reasonable public access to public areas within the Complex during the Association's hours of operation. Association and Association's agents shall have the right to enter the Complex (including any non-public areas) at any reasonable time for the purposes of inspecting the same.

                  7.5 Inurnments. Temple shall have the exclusive right to perform all inurnments within the Complex.

                  7.6 Other Interments. Temple shall not compete with the Association by developing and selling burial property, other than niches within the Complex. However, Temple shall have the right of entombment and ground burial for property specifically purchased from Association for such purposes outside the Property but including the Adjacent Site. Temple exclusively will support and promote the memorial and burial services of the Association. Association shall not sell any property within the Memorial Park to any individual or organization other than Temple, for the purpose of developing projects similar to the Complex, for a period of seven (7) years following the execution of this Agreement.

                  7.7 Recordkeeping. Temple shall establish, maintain and supervise at the Complex upon forms provided by Association, such full and accurate bookkeeping and recordkeeping as shall be necessary to provide Association information necessary in order for Association to keep such books and accounts as required by Applicable Law. This includes, but is not limited to, a record of the interment of remains and the inurement of ashes in the Complex, in each case stating the name of each deceased person, place of death, date of interment or inurement and name and address of the funeral director (collectively, the "Interment Information"). Temple shall provide the relevant Interment Information to Association within twenty-four (24) hours of any interment performed within the Complex or on the Property. Association shall have the right to inspect such records during Association's operating hours. Such proper records shall be kept for a period of ten (10) years after the termination of this Agreement or a full and accurate copy of such records shall be provided to Association.

                  7.8 Funeral Services. Temple will not engage in general funeral services, including, without limitation, care of human remains, body preparation, embalming, dressing, cosmeticizing, casketing, cremation, or casket or urn sales. Temple will not compete with Rose Hills Mortuary, L.P., doing business as Rose Hills Company, by providing funeral services through any mortuary other than the Rose Hills Mortuary. Temple exclusively will support and promote the mortuary services of the Rose Hills Mortuary. Notwithstanding the foregoing, Temple may conduct religious funeral ceremonies and receptions, and may provide urns to the purchasers of niches. Family members and/or niche owners may also provide their own urns.

                  7.9 Liaison. Both Temple and Association will designate a liaison responsible for coordinating with, and reporting to, the other party.


                  7.10 Employees. Temple shall select, hire, pay, discharge, direct and supervise all employees necessary to the efficient operation and daily maintenance of the Complex, in accordance herewith. None of such employees shall be on Association's payroll, and Association shall not be liable to such employees for their wages or other compensation. Temple will, in the hiring of such employees, use care to select qualified, competent and trustworthy personnel. Temple shall procure and maintain adequate worker's compensation, disability and other insurance and fringe benefits, as may be customary or as may be required by Applicable Law, in the name of and at the expense of Temple, covering all of the aforesaid employees.

                  7.11 Quiet Possession. Upon Temple observing and performing all of the covenants, conditions and provisions on Temple's part to be observed and performed hereunder, Temple shall have quiet possession of the Complex subject to all of the provisions of this Agreement.

                  7.12 Rules and Regulations. Temple agrees that it will abide by, keep and observe all reasonable rules and regulations that the Association may make from time to time for the management, safety, care and cleanliness of the Complex, the parking of vehicles and the preservation of good order therein as well as for the convenience of other users of the Memorial Park.

                                      VIII

                           MAINTENANCE OF THE COMPLEX

                  8.1 Association's Duties. Association shall be responsible for the long-term maintenance of the Complex and the costs associated therewith. Such maintenance includes all alterations, major repairs, decorations, replacements, equipment and installations necessary to maintain the Property in a clean, safe and orderly condition. Association's obligations hereunder are more fully described in Exhibit "G. Association shall have the right to enter the Complex (including any non-public areas) at any reasonable time (including, as necessary, after-hours) for purposes of performing Association's duties under this Paragraph 8.1.

                  8.2 Temple's Duties. Temple shall be responsible for the daily upkeep of the Complex and the costs associated therewith. Such upkeep includes all reasonable janitorial services necessary to maintain the Complex in a clean, safe and orderly condition. Temple's obligations hereunder are more fully described in Exhibit "H".

                  8.3 Failure to Perform Duties. If Temple fails to perform its obligations under this Article VIII, Association may at Association's option enter upon the Property after reasonable notice to Temple (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Temple's behalf and put the Complex in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable to Association on demand. If Association fails to perform its obligations under this Article VIII, Temple may perform such obligations on Association's behalf and put the Complex in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable to Temple on demand.

                  8.4 Alterations And Additions. Temple shall not, without Association's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements or additions in, on or about the Complex, except for nonstructural alterations the costs of which will not exceed five thousand dollars ($5,000.00). If Association shall give its consent, the consent shall be deemed conditioned upon Temple's acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Association prior to the commencement of the work and the compliance by Temple of all conditions of said permit in a prompt and expeditious manner. All alterations, improvements and additions that may be made to the Complex shall become the property of the Association. Notwithstanding the foregoing, Temple's trade fixtures that are affixed to the Property so that they can be removed without material damage to the property shall remain the property of Temple and may be removed by Temple.

                                       IX

                         OPTION CONCERNING ADJACENT SITE

                  9.1 Option to Acquire. For a period of seven (7) years following the execution of this Agreement, Temple shall have the option (the "Option") to acquire all, but not part, of the exclusive interment and use rights within the Adjacent Site.

The Option may be exercised only in full.

                  9.2 Exercise of Option. Temple shall exercise the Option by Notice of Association on or prior to the expiration of the Option as provided in Paragraph 9.1

                  9.3 Option Price. The purchase price for the exclusive

interment and use rights shall be two million dollars ($2,000,000.00), payable in immediately available funds at the closing of the Option's exercise. Such closing shall occur no later than thirty (30) days following the Option's exercise.

                  9.4 Revenue Sharing Upon Option Lapse. If the Option is not exercised by Temple prior to the seventh (7th) anniversary of the execution of this Agreement, Temple shall have the right to share in ten percent (10%) of the gross revenues received by Association from the sale of finished burial lots within the Adjacent Site, until such time as all lots within the Site have been sold.

                  9.5 Temporary Use of Adjacent Site. Prior to the exercise or lapse of the Option, but not following either, Temple shall have the right to use the Adjacent Site for temporary parking for visitors to the Complex.

                  9.6 Offsite Improvements. The cost to deliver the Adjacent Site to Temple as a "finished lot" (as defined in paragraph 4.1) shall be paid by Association. Construction shall commence concurrent with the closing of the Option's exercise.

                  9.7 Construction of Addition to Complex. After the closing of the Option's exercise, Temple shall construct on the Adjacent Site an addition to the Complex, at Temple's expense, in the same manner provided for in Articles III and IV.

                  9.8 Exclusive Interment and Use of Rights. After the closing of the Option's exercise Temple shall own the exclusive Interment rights associated with the Adjacent Site and shall have the exclusive use of the Adjacent Site, in the same manner as is provided for in Articles V, VI, VII and
VIII. No additional fees or costs shall be payable upon the sale of niches by Temple, except the Endowment Fee provided for in paragraph 6.5.

                                        X

                                EVENTS OF DEFAULT

                  10.1 Notification of Default. Temple shall promptly notify Association in writing of the occurrence of any Event of Default as defined in this Agreement, or of any facts then in existence that could become an Event of Default upon the giving of notice or the lapse of time or both.

                  10.2 Events of Default. Each of the following events shall constitute an Event of Default hereunder:

                           (a) Payment.  Temple's failure to pay when due
                  any sum payable under Paragraphs 4.6, 4.7.1, 4.7.2,


                  4.7.3, 6.3. 6.5, 8.3, 9.7 or 12.4.

                           (b) Representations and Warranties. The failure of
                  any of either party's representations or warranties contained herein, if such failure continues for a period of ten (10) days after written notice of non-defaulting party to the defaulting party of such failure.

                           (c) Expiration of Permits. Temple's neglect, failure
                  or refusal to keep in full force and effect any permit, license, consent or approval with respect to the construction or use of the Complex.

                           (d) Encumbrances. The imposition, voluntarily or
                  involuntarily, of any lien or encumbrance upon Association's interest in the Property without Association's written consent, unless an adequate bond is provided and such lien is released within thirty (301 days after the imposition thereof.

                           (e) Construction. Any material deviation in the work
                  of construction from the Drawings and Specifications, or the appearance or use of defective workmanship or materials in the construction of the Complex, if Temple fails to remedy the same to Association's satisfaction within ten (10) days after Association's written demand to do so, or the cessation of construction of the Complex prior to completion for a continuous period of more than fifteen (15) days.

                           (f) Destruction of the Complex. The demolition,
                  destruction or substantial damage of the Complex, if Association determines, with the concurrence of Temple, that the Complex cannot be restored or rebuilt within a reasonable time.

                           (g) Liens or Stop Notices.  The filing of any
                  lien against the Association's interest in the property or Complex, or the service of any bond notice, if the claim of lien or bonded stop notice continues for thirty (30) days without discharge, satisfaction or the making of provision for payment to the satisfaction of Association.

                           (h) Bankruptcy. Temple's making a general assignment
                  for the benefit of its creditors for the purpose of effecting a moratorium upon or extension or composition of its debts, or commencing any bankruptcy, insolvency or other proceeding under federal or state law for the relief of debtors, or failing to obtain a dismissal, within ninety (90) days after the commencement thereof, of any such proceeding instituted against it by one or more third parties.

                           (i) Violation of Association Rules and
                  Regulations. The material violation of any reasonable applicable rules and regulations promulgated by Association.

                                       XI

                               RIGHTS UPON DEFAULT

                  11.1 Right to Cure. In the event that either party defaults in the performance of any of its obligations under this Agreement, the other party shall have the right, but not the obligation, upon ten (10) days' written notice to the defaulting party, to cure such default for the account and at the expense of the defaulting party. To effectuate any such cure, the curing party shall have the right to enter upon the Property to perform any necessary Work or furnish any necessary materials or services to cure such default.

                  11.2 Legal and Equitable Relief. In the event of default or breach by either party under this Agreement, the non-defaulting party or non-breaching party shall have the right to institute and prosecute any proceedings at law or in equity against the defaulting or breaching party in order to prevent the defaulting or breaching or party from breaching or attempting to breach the provisions of this Agreement and to recover damages for any such default or breach. The remedies available under this Paragraph 11.2 shall include, without limitation, ex parte applications for temporary restraining orders, preliminary injunctions and permanent injunctions enjoining any such default or attempted default, actions for specific performance and actions for damages for breach of this Agreement.

                  11.3 Costs of Cure. All costs and expenses incurred by a party to cure the default of the other party under the provisions of Paragraph 11.1, together with interest thereon, and all costs and expenses of any proceeding at law or in equity, including reasonable attorneys' fees awarded to any party by an order of court pursuant to paragraph 11.2, shall be assessed against and paid by the defaulting party.

                  11.4 Replacement of Temple. In the event that Temple materially defaults in the performance of its obligations under this Agreement, as defined in Article X, and fails to cure such default within thirty (30) days after its receipt of written notice from the Association specifying the default (or if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then if Temple fails either (i) to commence to cure such default within the such thirty (30) day period or (ii) thereafter to diligently prosecute such cure to completion), then in either such event Temple may be replaced by another person or entity selected by Association, upon such terms as may be equitable to Temple (including making Temple whole financially, less any damages owing to Association), and Temple shall have no further interest in the Property and Complex and no further claim against Association.

                  11.5 Cessation of Construction. If Association determines that the Complex is not being constructed in accordance with the Drawings and Specifications, Applicable Law or this Agreement, Association may order all construction on the Complex affected by the condition of nonconformance immediately stopped. After such an order, Temple shall not allow any construction work, other than corrective work, to be performed on any portion of the Complex affected by the condition of nonconformance until Association notifies Temple in writing that the nonconforming condition has been corrected.

                  11.6 Estoppel Certificate. Any party may, at any time and from time to time, deliver written notice to the other party requesting such party to execute certificates certifying that, to the best knowledge of the certifying party, the requesting party is not in default in the performance of its obligations under this Agreement, or, if in default, to describe the nature and amount of any and all such defaults. Any party receiving such a request shall execute and return its certificate within thirty (30) days following the receipt thereof. Failure by a party to execute and return such a certificate within the specified period shall be deemed an admission on such party's part that the party requesting the certificate is current and not in default in the performance of its obligations under this Agreement.

                  11.7 Termination. Upon the occurrence of the events described in Paragraph 11.4, Association shall have the option of terminating this Agreement.

                  11.8 Remedies Cumulative. All of the remedies permitted or available to the parties under this Article XI shall be cumulative.

                                       XII

                             INDEMNITY AND INSURANCE

                  12.1 Indemnity. Except as otherwise covered by insurance, Temple shall indemnify, defend and hold Association and Association's agents, trustees, officers, employees and representatives free and harmless from any and all claims, demands, causes of action, loss, injuries and liabilities in law or in equity, of every kind and nature whatsoever, including but not limited to the death or injury of any person or persons, including Temple employees, the Architect, any Contractor and the damage or destruction of any property or properties (collectively, "Losses"), arising out of or in any manner directly or indirectly connected with the performance by Temple of its obligations under this Agreement however caused, except for any Losses caused directly or indirectly by Association's active negligence or willful misconduct. Association shall indemnify, defend and hold the Temple and its agents, directors, officers, employees and representations free and harmless from any and all Losses arising out of or in any manner directly or indirectly connected with the performance by the Association of its obligations under this Agreement however caused, except for any Losses caused directly or indirectly by Temple's active negligence or willful misconduct.

                  12.2 Insurance. Except as otherwise provided herein, Association and Temple shall procure and maintain throughout the term of this Agreement for the joint benefit of Temple and Association, the following insurance:

                  (a) Association to purchase Builder's Risk policy or a Course of Construction policy covering the Complex during the course of construction against loss or damage in an amount not less than the full replacement cost of the Complex. Any additional premium for this coverage shall be paid by Temple. Association shall name Temple as a named insured under said Course of Construction policy.

                  (b) Association to purchase policies of insurance insuring the Real Property against loss or damage by risks embraced in coverage of the type now known as the broad form of all-risk, extended coverage in an amount not less than the full replacement cost of the Complex, and with not more than a $5,000.00 deductible. The policies of insurance shall contain the "replacement cost endorsements. Association shall name Temple as a loss payee on said Property Policy.

                  12.3 Liability Insurance. Temple shall procure and maintain throughout the term of this Agreement Comprehensive public liability insurance insuring, on an "occurrence basis," against claims for "personal injury", including without limitation bodily injury or death, or "property damage," occurring on, in or about the Complex, or arising from or connected with Temple's use, conduct in or maintenance of the Complex, in an amount of $l,000,000.00 per occurrence with respect to personal injury, death of any one person and property damage. The policy also shall insure against loss resulting from the actions of Temple's independent contractors and Temple's contractual liability, including this Agreement. Association shall have the right from time to time to require an increase in the amount of coverage based on the risks involved in Temple's operations or interests. Temple shall name Association as an additional insured under said Comprehensive General Liability Policy.

                  12.4 Certificates of Insurance. Association and Temple shall deliver to each other at least thirty (30) days prior to the time such insurance is first required to be carried, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Further, all such certificates shall expressly provide that no less than thirty (30) days'

prior written notice shall be given in the event of material alteration to or cancellation of the coverage evidenced by such certificates. Throughout the term of this agreement Temple shall be required to carry Workers Compensation and Employers Liability Insurance as required by California Law. The Employers Liability coverage shall have limits not less than $1,000,000.00 for each accident. A waiver of subrogation in favor of the Association is required on all Workers Compensation Policies.

                                      XIII

                         REPRESENTATIONS AND WARRANTIES

                  13.1 By Temple. Temple represents and warrants to the Association as follows:

                  13.1.1 Workmanlike Construction. The Complex will be constructed in good and workmanlike fashion, free from material faults and defects, and substantially in accordance with the Drawings and Specifications.

                  13.1.2 Organization of Temple. Temple is a duly organized "religious corporation," as that term is used in the California Cemetery Act, California Business & Professions Code Sections 9600 et seq.

                  13.1.3 Authorization Relative to this Agreement. Temple has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and deliver of this Agreement and the transactions contemplated hereby have been duly and validly authorized by Temple's governing authorities, and no other actions need be taken by Temple to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes Temple's valid and binding agreement, enforceable against Temple in accordance with this Agreement's terms.

                  13.2 Term. Temple's representations and warranties as set forth in this Agreement shall terminate one (1) year from the Completion of the Construction, except as to claims asserted prior to the said termination date.

                  13.3 Assignment of Other Warranties. Temple shall assign to Association all warranties made or given to Temple with respect to the Work by the Architect and Contractors.

                  13.4 By Association. Association represents and warrants to Temple that Association has legal right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                                       XIV


                                     NOTICES

                  14.1 Addresses. Any notice, request, demand, consent, approval or other communication (a "Notice") required or permitted hereunder or by law shall be given in writing, addressed as follows:



         If to Association:       c/o Rose Hills Company
                                  3900 South Workman Mill Road
                                  P.O. Box 110
                                  Whittier, California 90608
                                  Attn: Corporate Secretary

         With a copy to:          Latham & Watkins
                                  701 "B" Street, Suite 2100
                                  San Diego, California 92101
                                   Attn:  Boyd J. Black

         If to Temple:            International Buddhist Progress Society
                                  3456 S. Glenmark Drive
                                  Hacienda Heights, California  91745
                                  Attn: Venerable Hsin-Kuang Shih

With a copy to:                   Simons, Li & Associates, Inc.
                                  3636 Birch Street,
                                  Suite 290 Newport Beach,
                                  California 92660-2619
                                  Attn: Ruh-Ming Li, Ph.D.


Any party may from time to time, by written Notice to the other, designate a different address that shall be substituted for the address specified above.

                  14.2 Receipt. If personally delivered, Notices shall be deemed received at the time of delivery. If sent by certified mail, return receipt requested, Notices shall be deemed fully delivered and received three (3) business days after the date of the postmark. Notices delivered via fax or courier shall be deemed fully delivered and received at the time of actual receipt. Except as otherwise expressly provided herein, Notices shall be deemed fully delivered and received at the time of actual receipt.

                                       XV

                               DISPUTE RESOLUTION

                  15.1 Mandatory Arbitration. Except as otherwise provided in this Agreement (including Paragraphs 4.4, 4.5.2, and 4.5.4), any dispute between the parties arising under the terms of this Agreement shall be the subject of binding, mandatory arbitration according to the provisions of this Article XV.

                  15.2 Selection of Arbitrators. Disputes shall be resolved by a panel of three (3) arbitrators. Each party shall select one arbitrator and the two arbitrators so chosen shall choose the third arbitrator. If either party refuses to select an arbitrator, the other party may file a petition for the appointment of an arbitrator pursuant to Code of Civil Procedure Section 1281.6.

                  15.3 Rules of Arbitration. The appointed panel shall determine the rules of procedure and the schedule that shall govern the arbitration of disputes, consistent with any procedures or schedules required by the provisions of the California Arbitration Law, regardless of the amount in dispute.

                  15.4 Allocation of Costs. The appointed panel shall determine the appropriate allocation of the costs and expenses of arbitration, including the panel's fee, attorney's costs and fees, and experts' and consultants' costs and fees for each dispute submitted to arbitration.

                  15.5 Commencement of Arbitration. Either party may initiate arbitration by serving a request on the other party. The parties shall commence the arbitration as soon as practical thereafter.

                  15.6 Counsel. Any party may be represented by counsel in the arbitration.

                  15.7 Ex Parte Contacts. Ex parte contacts with the panel by the parties or their counsel shall be prohibited.

                  15.8 Decisions. The decisions of the panel shall be rendered in writing, and shall be binding.

                  15.9 Applicable Law and Procedure. The arbitration shall be conducted in compliance with the requirements of the Evidence Code. The decision of the arbitrators shall be based upon the substantive and procedural law of the State of California, including statutes and case law.

                  15.10 Experts and Consultants. The panel may retain such appropriately qualified experts and consultants as are reasonably necessary in order to permit the panel to reach an equitable resolution of the dispute, after giving five (5) days' written notice to the parties.

                                       XVI

                            MISCELLANEOUS PROVISIONS

                  16.1 Compliance with Law. Temple shall cause all such acts and things to be done in and about the Complex as shall be required by Applicable Law and this Agreement.

                  16.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  16.3 Consent. The consent by one party to any act by another party shall not be deemed to imply consent, or waiver of the necessity of obtaining such consent, for the same or any similar acts in the future. No waiver or consent shall be implied from silence or from any failure of a party to act, except as otherwise specified in this Agreement.

                  16.4 Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions, and agreements contained in this Agreement or provided by law or in equity shall be cumulative, and no one of them shall be exclusive of any other. A party may pursue any one or more of its rights, options or remedies hereunder, seek damages or specific performance in the event of another party's breach hereunder, or may pursue any other remedy at law or in equity, whether or not stated in this Agreement.

                  16.5 Non-Waiver. No failure by a party to take action by reason of any default by the other party, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required of the defaulting party. No express waiver by a party of any provision of this Agreement or default by the other party in any one instance shall be construed as a waiver of the same provision or default in any subsequent instance.

                  16.6 Attorneys' Fees. In the event of any action or arbitration instituted between the parties in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party the prevailing party's costs and expenses, including reasonable attorneys' fees, subject to Paragraph 15.4.

                  16.7 Gender and Number. In this Agreement, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and the plural shall be deemed to include one another, as appropriate.

                  16.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties thereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.


                  16.9 Captions. The captions used in this Agreement are for convenience of reference only, are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

                  16.10 Governing Law. This Agreement has been negotiated and executed in the State of California and shall be governed by and construed under the laws of the State of California.

                  16.11 Partial Invalidity. If any provision of this Agreement is adjudged by court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect any other provisions of this Agreement, or the validity or enforceability of the Agreement as a whole.

                  16.12 Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in a writing signed by Association and Temple.

                  16.13 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16.14 Time of Essence. Time is of the essence of this Agreement.

                  16.15 Negation of Partnership. None of the terms or provisions of this Agreement shall be deemed to create a partnership between the parties.

                  16.16 Designated Representatives. The following persons shall be the "Designated Representatives" of Association and Temple for purposes of receiving notices, documents and information and granting or withholding approvals under this Agreement. The Designated Representatives named below may be changed from time to time by written notice given pursuant to Article XIV of this Agreement.

                  Temple:           Ruh-Ming Li, Ph.D.

                  Association:              Dennis C. Poulsen

                  16.17 Assignment. Neither party has the right to assign its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  16.18 Claims. Temple shall give Association prompt notice of any condition at the Complex requiring Association's attention, of any claims made that may affect the Complex, or of any alleged violations of Applicable Law made against Association, or Association and Temple, and shall cooperate fully with Association and with any insurance carrier to the end that all such matters will be properly investigated and defended. Temple shall not hire any legal counsel to defend any such claim against Association without Association's prior written consent.

                  16.19 Memorandum of Agreement. The parties shall execute a short form memorandum, containing a summary of the significant provisions of this Agreement, in form and content sufficient to enable it to be recorded.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       ROSE HILLS MEMORIAL PARK
                                       ASSOCIATION, a California nonprofit
                                       mutual benefit corporation

                                       By:
                                          ----------------------------------

                                       Its:
                                           ---------------------------------

                                       INTERNATIONAL BUDDHIST PROGRESS
                                       SOCIETY, a California nonprofit
                                       religious corporation

                                       By:
                                          ----------------------------------

                                       Its:
                                           ---------------------------------